EX-FILING FEES

Calculation of Filing Fee Tables

Form N-2
(Form Type)

Priority Income Fund, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	-	-	-	-	-	-	-	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
Total Offering Amounts(1)						$200,000,000		$18,540.00
Total Fees Previously Paid(3)								$92.70
Total Fee Offset(4)								$18,447.30
Net Fee Due								$0.00
(1) The Registrant hereby offers up to a maximum aggregate amount of $200,000,000 of the following classes of preferred stock: Series D Term Preferred Stock, Series F Term Preferred Stock, Series G Term Preferred Stock, Series H Term Preferred Stock, Series I Term Preferred Stock, Series J Term Preferred Stock, Series K Cumulative Preferred Stock, Series L Term Preferred Stock, Series KB Cumulative Preferred Stock, Series KC Cumulative Preferred Stock and Series KD Cumulative Preferred Stock.
(2) Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.
(3) The registration fee was paid pursuant to the filing of a registration statement on Form N-2 (File No. 333-262232) on January 14, 2022.
(4) The registrant is offsetting $18,447.30 of fees previously paid pursuant to Rule 457(p).
47270898.3

EX-FILING FEES

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed(2)	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	-	-	-	-	-	-	-	-	-	-	-
Fee Offset Sources	-	-	-	-	-	-	-	-
Rule 457(p)
Fee Offset Claims(1)	Priority Income Fund, Inc.	N-2	333-264141	April 5, 2022		$18,447.30	Equity	Preferred Stock, par value $0.01	-	$200,000,000	-
Fee Offset Sources(1)	Priority Income Fund, Inc.	N-2	333-264141		April 5, 2022						$18,447.30
(1) On April 5, 2022, the Registrant filed a Registration Statement on Form N-2 (File No. 333-264141) (the “Registration Statement”) pursuant to which it offered up to a maximum aggregate amount of $200,000,000 of the following classes of preferred stock: Series D Term Preferred Stock, Series F Term Preferred Stock, Series G Term Preferred Stock, Series H Term Preferred Stock, Series I Term Preferred Stock, Series J Term Preferred Stock, Series K Cumulative Preferred Stock, Series L Term Preferred Stock, Series KB Cumulative Preferred Stock, Series KC Cumulative Preferred Stock and Series KD Cumulative Preferred Stock. On April 14, 2022, the Registrant made an SEC RW filing to formally request the withdrawal of the Registration Statement.
(2) Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.
47270898.3